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                                  EXHIBIT 10.90
                         (Original document in Spanish)

                       AGREEMENT TO MODIFY LEASE CONTRACT

THIS MODIFYING AGREEMENT IS SIGNED ON THE 6TH OF FEBRUARY, 2001 BETWEEN MRS. IRENE FONT BYROM (THE LESSOR) AND QUAKER FABRIC DE MEXICO, S.A. DE C.V. (THE LESSEE), ACCORDING TO THE FOLLOWING DECLARATIONS AND CLAUSES:

                             D E C L A R A T I O N S

I. On the 6th of June, 1993, the Lessor and Lessee signed a lease contract (the "Lease Contract") on the building located at 41 Calle Urbina, Parque Industrial Naucalpan, Naucalpan, Estado de Mexico 53489, with the purpose of making it into a warehouse and offices for the Lessee. Said Lease Contract is hereby incorporated by reference.

II. The Lessor and the Lessee wish to modify and amend in writing the said Lease Agreement as described below in the following clauses.

III. The representatives of the parties have the authority to sign this agreement, authority that has not been revoked as of this date.

By virtue of the aforesaid, the above mentioned parties hereby agree to the following:

                                  C L A U S E S

FIRST, the parties agree to modify the Second and Third Clauses of the Lease Contract to state as follows:

     SECOND. It is stipulated that the rent of the Lease for the period for the 6th of February, 2000 to the 5th of February, 2001, shall be the monthly amount of $57,225.00 (FIFTY SEVEN THOUSAND TWO HUNDRED AND TWENTY FIVE PESOS 00/100 M. N.), plus 15% of the Aggregate Value Tax and the Lessee will Retain 10% as stated by the Treasury Department and Public Credit and the Retention of 10% as stated by the Tax Laws to the Aggregate Value. The Lessee shall pay the Lessor the rent within the first five days of each month, maintaining as the place of payment the property which is the subject of this contract, in the terms of Article 2427. The Lessee agrees that he is obligated to pay the lease in full every month, even in the event that he is only using the facility for a single day, the Lessee will obtain a corresponding receipt, which will be the only legal means to prove the rent payment.




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     Both parties agree, despite the duration of the Lease Contract, that the rental amount of the building will vary annually, in the same proportion or percentage that varies the inflation of that year.

     The Lessee will pay a monthly interest rate of 2% in the event that he does not pay rent in a timely manner on the agreed lease, which will be calculated starting on the last day of the month during which he is obligated to pay. When the Lessee pays the monthly rent with a check and the check comes back to the Lessor, the right to charge 20% of the value of the returned document in accordance with Article 193 of the General Law of Titles and Credit Operations.

     The Lessee may not keep the lease from the Lessor under any circumstances and under any judicial or extra judicial title, nor for lack of maintenance or repairs that the Lessor is obligated to do, but will pay in full and on the stipulated date, in case the Lessee for any reason deposits the lease payment, he will be obliged to inform the Lessor within five days of where it is and continue to make the payments at the same place.

     THIRD. The present contract is valid for a determined period of time, the terms of the Lease is three years, which begins on the February 6th, 2000 and concludes on February 5th, 2003, in the understanding that the first year of the lease is obliged to both parties, but from February 5, 2001, the Lessor will be able to terminate it upon presentation of a written letter to the Lessee with 60 days of notice.

     Once the lease is ended, the Lessee is obligated to vacate and return the property to the Lessor, being also obligated for payment of the conventional penalty which is mentioned on subsection (b) of the Fifth Clause of this contract, if the obligation is not met.

SECOND. Through this document, the Lessee and the Lessor agree, recognize and accept that all terms and conditions of the Lease Contract that have not been expressly modified or eliminated on this Modifying Agreement will stay in effect and will take full effect.

In witness of which, the parties have agreed to this Modifying Agreement through their respective authorized representatives on the 6th of February of the year 2001.

THE LESSOR                                  THE LESSEE

MR. MIGUEL M. GARCIA LOPEZ                  MARIA TERESA FUSTAGUERAS
MRS. IRENE FONT BYROM'S                     QUAKER FABRIC MEXICO, S.A.
LEGAL REPRESENTATIVE                        DE C.V.'S LEGAL
                                            REPRESENTATIVE